Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.

/S/	ARTHUR ANDERSEN LLP

Denver, Colorado
May 8, 2002